UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2011
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 17, 2011, the Board of Directors (the “Board”) of Noble Energy, Inc. (the “Company”) approved an amendment to the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “2005 Plan”) that eliminates automatic annual equity grants to non-employee directors. As amended, the 2005 Plan provides for discretionary annual grants of up to a maximum of 11,200 stock options and 4,800 shares of restricted stock for each non-employee director.
     This amendment allows the Board to more consistently determine total annual non-employee director compensation that is comprised of annual retainer and committee fees and a value of equity grants, without being subject to an automatic equity grant each year. The effective date of the amendment is March 17, 2011.
     A copy of the amendment to the 2005 Plan is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed as part of this current report on Form 8-K:

10.1	Amendment to the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. dated effective March 17, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: March 22, 2011	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment to the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. dated effective March 17, 2011.